UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 16, 2014

Halyard Health, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (678) 425-9273

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 16, 2014, the Board of Directors of Halyard Health, Inc. (the “Corporation”) elected Maria Sainz to the Board of Directors, effective February 1, 2015. Ms. Sainz is the President and Chief Executive Officer of CardioKinetix, Inc. Ms. Sainz will serve on the Compensation Committee and the Governance Committee of the Board of Directors. Ms. Sainz will participate in the Corporation’s Outside Directors’ Compensation Plan. Ms. Sainz was placed in Class II with a term expiring at the annual meeting of stockholders in 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halyard Health, Inc.

Date: December 18, 2014	By:	/s/ John W. Wesley
		Name: Title:	John W. Wesley Senior Vice President, General Counsel and Chief Ethics and Compliance Officer